EXHIBIT 99.3

FORM OF PROXY CARD

AMERICAN GATEWAY FINANCIAL CORPORATION

320 North Alexander Avenue

Port Allen, Louisiana 70767

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Don W. Ayres, David L. Laxton, III, and Timothy W. Hardy, or any of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of American Gateway Financial Corporation (“Company”) to be held on [—], 2014 at [—] [—].m., local time, at 320 N. Alexander Avenue, Port Allen, Louisiana 70767, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.	Merger Proposal. To approve the agreement and plan of reorganization, dated as of July 23, 2014, as amended (“reorganization agreement”), among the Company, Business First Bancshares, Inc., and its wholly-owned subsidiary B1B Interim Corporation, and the transactions contemplated by the reorganization agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Adjournment Proposal. To approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the reorganization agreement, (ii) to provide to the Company shareholders any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information which is material to the Company shareholders voting at the special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the meeting.

[Instructions: Please sign your name exactly as it appears on your stock certificate. When shares are held by two or more persons as co-owners, both, or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.]

PLEASE COMPLETE, EXECUTE AND RETURN

THE PROXY PROMPTLY.

Signature

DATE: , 2014
Additional signature, if held jointly

(If applicable, such as a trust, state capacity in which signing.)